UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K filed by VCG Holding Corp. (the “Company”) with the Securities and Exchange Commission on July 22, 2010, the Company received an offer from Family Dog, LLC, an entity affiliated with the Company’s Chairman and Chief Executive Officer, Troy Lowrie, and Lowrie Management, LLLP (collectively, “Lowrie”) to acquire all of the outstanding common stock of the Company (other than the shares held by Lowrie, its affiliates and certain other investors) for $2.10 per share in cash (the “Proposal”). In response, the Company’s Board of Directors (the “Board”) formed a Special Committee (the “Special Committee”), consisting solely of directors who are independent under the NASDAQ independence rules and disinterested with respect to the Proposal, to evaluate the Proposal, to properly and fairly represent the best interests of the Company’s shareholders with respect to the Proposal and to fully and diligently evaluate the Proposal and any alternatives thereto in order to maximize shareholder value.

On August 13, 2010, the Company received a complaint (the “Complaint”) filed in District Court in Jefferson County, Colorado challenging the Proposal. The Complaint was brought by David Cohen, Timothy Cunningham, Gene Harris, Dean R. Jakubczak and William C. Steppacher, Jr. (collectively, the “Plaintiffs”) against Lowrie, each of the individual members of the Board and the Company (as a nominal defendant). In the Complaint, the Plaintiffs purport to bring a class action lawsuit on behalf of themselves and all other similarly situated shareholders and derivatively on behalf of the Company. Plaintiffs allege, among other things, that the individual Board members breached their fiduciary duties under Colorado law and that Lowrie has conflicts of interest in connection with the Proposal. Among other relief, Plaintiffs seek certification of the lawsuit as a class action with Plaintiffs as class representatives, an injunction preventing the Board from accepting the Proposal, an order requiring the Board members to fulfill their fiduciary duties, an accounting of alleged damages if the Board accepts the Proposal, and an award of Plaintiffs’ attorneys’ and experts’ fees.

As of the date hereof, the Company believes that the allegations set forth in the Complaint are baseless and intends to mount a vigorous defense.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

August 17, 2010	By:	Tenicia Bradley

Name: Tenicia Bradley
Title: Secretary